UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.            )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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CTIVP® – WILLIAM BLAIR INTERNATIONAL LEADERS FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 2, 2019

As a shareholder of the CTIVP® – William Blair International Leaders Fund (formerly, CTIVP® – Oppenheimer International Growth Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of a former subadviser, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser and related changes, including the renaming of the Fund. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 19, 2019, the Board approved, among other things: (i) a change to the Fund’s name from CTIVP® – Oppenheimer International Growth Fund to CTIVP® – William Blair International Leaders Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and OppenheimerFunds, Inc. (the “Former Subadviser”) with respect to the Fund; (iii) a subadvisory agreement between the Investment Manager and William Blair Investment Management, LLC (“William Blair”) with respect to the Fund; and (iv) modifications to the Fund’s principal investment strategies and principal risks to reflect William Blair’s investment process.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least October 31, 2019. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by August 2, 2020. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-124 A (8/19)

CTIVP® – WILLIAM BLAIR INTERNATIONAL LEADERS FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about August 2, 2019. This Information Statement is being made available to shareholders of CTIVP® – William Blair International Leaders Fund (formerly, CTIVP® – Oppenheimer International Growth Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 19, 2019.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on March 19, 2019, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) a change to the Fund’s name from CTIVP® – Oppenheimer International Growth Fund to CTIVP® – William Blair International Leaders Fund; (ii) the termination of the subadvisory agreement between the Investment Manager and OppenheimerFunds, Inc. (the “Former Subadviser”) with respect to the Fund; (iii) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and William Blair Investment Management, LLC (“William Blair”) with respect to the Fund; and (iv) modificatons to the Fund’s principal investment strategies and principal risks to reflect William Blair’s investment process. The Subadvisory Agreement went into effect on May 20, 2019.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to William Blair

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

CTIVP – William Blair International Leaders Fund
Net Assets	Annual rate at each asset level
First $500 million	0.920%
Next $500 million	0.870%
Next $500 million	0.820%
Next $1.5 billion	0.770%
Next $9 billion	0.760%
Over $12 billion	0.750%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above. The Investment Manager, in turn, pays William Blair a fee out of its own assets, calculated at the following rate:

•	0.50% on the first $150 million, gradually reducing to 0.25% as assets increase.

The Investment Manager paid the Former Subadviser a fee out of its own assets under the former subadvisory agreement with the Former Subadviser at the rate of:

•	0.45% on the first $300 million, gradually reducing to 0.30% as assets increased.

Fees paid by the Fund to the Investment Manager for the period from January 1, 2018 through December 31, 2018*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2018 through December 31, 2018**	Estimated fees that
would have been
paid by the
Investment Manager
to William Blair if
the Subadvisory
Agreement with
William Blair had
been in effect for the
period from
January 1, 2018
through
December 31, 2018
and based on total
assets in the Fund
during
this time period**	Estimated difference
between the fees
paid to the Former
Subadviser and the
fees that would have
been paid if the
Subadvisory
Agreement with
William Blair had
been effect for the
period from
January 1, 2018
through
December 31, 2018
and based on the
assets in the Fund
during this time
period**
CTIVP – William Blair International Leaders Fund (fiscal year ended 12/31/18)	$13,859,903	$5,189,706.32	$4,516,421.94	$673,284.39

*	The Investment Manager uses these fees to pay the subadviser.
**	These amounts are based on amounts paid from January 1, 2018 through December 31, 2018.

INFORMATION ABOUT WILLIAM BLAIR

William Blair is a global investment firm and an affiliate of William Blair & Company L.L.C. (founded in 1935), each a wholly-owned subsidiary of WBC Holdings, L.P., which is wholly-owned by current William Blair and William Blair & Company employees. William Blair, which is organized as a Delaware limited liability company, was established in 2014 as an investment adviser. William Blair provides investment management services to mutual funds, private and public pension funds, insurance companies, endowments, foundations and sovereign wealth funds. As of April 30, 2019, William Blair had approximately $56 billion in assets under management. William Blair’s principal offices are located at 150 North Riverside Plaza, Chicago, IL 60606.

The following table provides information on the principal executive officers and directors of William Blair:

Name	Title/Responsibilities	Address
Edgar David Coolidge	Vice Chairman	150 North Riverside Plaza, Chicago, IL 60606
John Roger Ettelson	President, CEO, Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Arthur Joseph Simon	General Counsel, Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
John Carroll Moore	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Brent Walker Gledhill	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Walter Ramsay Randall	Chief Compliance Officer	150 North Riverside Plaza, Chicago, IL 60606
Jon Walter Zindel	Chief Financial Officer, Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Jeffrey Alan Urbina	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Stephanie Grieser Braming	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Ryan Jacob Devore	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606
Lisa Dawn Anderson	Director of Operations	150 North Riverside Plaza, Chicago, IL 60606

Other Funds with Similar Investment Objectives Managed by William Blair

Fund Name	Assets as of April 30, 2019	Management Fee
William Blair International Leaders Fund	$521 million	0.85% on all assets
Prudential Series Fund:	$1.7 billion	0.30% on the first $500 million, gradually reducing to 0.20% as assets increase*
• Global Portfolio
• International Growth Portfolio

Prudential Advanced Series Trust:
• AST International Growth Portfolio
• AST Advanced Strategies Portfolio

*	Subadvisory fee

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the March Meeting, the Fund’s Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940 (the Independent Trustees), unanimously approved the recommendations of the Investment Manager to terminate the subadvisory agreement between the Investment Manager and the Former Subadviser and approve the Subadvisory Agreement between the Investment Manager and William Blair.

At the March Meeting, independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board in connection with its evaluation of the Proposed Subadviser’s proposed services.

The Board held discussions with the Investment Manager and William Blair and reviewed and considered various written materials and oral presentations in connection with the evaluation of William Blair’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and William Blair’s investment strategy/style and performance and the Compliance Committee, with respect to the code of ethics and compliance program of William Blair. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with William Blair.

Nature, Extent and Quality of Services to be provided by William Blair

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by William Blair as the subadviser for the Fund, as well as the history, expertise, resources and capabilities, and the qualifications of the personnel of William Blair. The Board observed that William Blair’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of William Blair and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board also recalled the information provided by management regarding William Blair’s personnel, risk controls, philosophy, and investment processes. The Board also noted the presentation by William Blair to the Board.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was generally similar in scope to subadvisory agreements applicable to other subadvised funds. The Board recalled management’s representation that William Blair has experience subadvising registered mutual funds including subadvising other funds with a similar investment strategy. In this regard, the Board also considered the proposed termination of the Former Subadviser as subadviser to the Fund and management’s rationale for the termination and the retention of William Blair to replace the Former Subadviser.

Investment Performance of William Blair

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered William Blair’s investment performance, noting that it delivered relatively strong performance results versus the Former Subadviser and the Fund’s benchmark over various periods.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that William Blair was in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to William Blair would be paid by the Investment Manager and would not impact the fees paid by the Fund. As part of its review, the Board also considered the management fees charged by other funds using William Blair for a comparable strategy to that proposed to be employed for the Fund. The Board observed that management fees, which are not proposed to change, remain within the range of other peers and that the Fund’s expense ratio approximates the peer universe expense ratio median. The Board also considered the expected slight increase in total profitability of the Investment Manager and its affiliates in connection with the hiring of William Blair and concluded that overall the Investment Manager’s profitability levels remained within the reasonable ranges of profitability levels previously reported.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board observed that fees to be paid under the proposed Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s investment management service agreement with the Investment Manager continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed Subadvisory Agreement with William Blair provides for lower fees as assets increase at pre-established breakpoints. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund, which services are not proposed to change as a result of the replacement of the Former Subadviser. The Board concluded that the Fund’s investment management service agreement continues to provide adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid under the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided.

On March 19, 2019, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2019, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 90.70% of the outstanding shares of the Fund.

As of April 30, 2019, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-123 A (8/19)